UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
December 8, 2009

NORTH HORIZON, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-52991		87-0324697
(Commission File Number)		(IRS Employer Identification No.)

2290 East 4500 South, Suite 130, Salt Lake City, Utah		84117
(Address of Principal Executive Offices)		(Zip Code)

801-278-9925
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment is filed to clarify and amend disclosures regarding the change in our certifying accountant to comply with a comment letter from the U.S. Securities and Exchange Commission regarding a report on Form 8-K filed on October 28, 2009.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On August 7, 2009, the accounting firm of Seale and Beers, CPAs was engaged as the Registrant’s new independent registered public account firm and the Company's independent auditing firm. The Board of Directors of the Registrant and the Registrant's Audit Committee determined to change auditing firms at this time.   The Company dismissed Seale and Beers on October 21, 2009.  Seale and Beers, CPA's as the Company's independent auditor, has not audited nor reviewed any of our financial statements or reports. Consequently, Seale and Beers expressed no adverse opinion, or disclaimer of opinion, or any qualification or uncertainty regarding audit scope or accounting principles.  During the term of engagement there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The registrant has requested that Seale and Beers furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K/A.

b) On October 27, 2009, our Board of Directors engaged Pritchett Siler and Hardy, CPAs as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Pritchett Siler and Hardy, CPAs regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 7.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

No.	Exhibits
16.1	Letter from Seal and Beers, dated November 30, 2009 to the Securities and Exchange Commission regarding statements inlucded in this Form 8-K/A.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2009	By:	/s/ Wallace Boyack
Name: Wallace Boyack
Title: President

EXHIBIT INDEX

No.	Description of Exhibit
16.1	Letter from Seal and Beers, dated November 30, 2009 to the Securities and Exchange Commission regarding statements inlucded in this Form 8-K/A.